SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 1998

                      HIGHWOODS REALTY LIMITED PARTNERSHIP
               (Exact name of registrant specified in its charter)

   North Carolina             0-21731                      56-1869557
   --------------             -------                      ----------
(State of Formation)  (Commission File Number) (IRS Employer Identification No.)


          3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 (Address of principal executive offices, zip code)

        Registrant's telephone number, including area code: (919) 872-4924


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Item 5.      Other Events.

             Highwoods Realty Limited Partnership (the "Operating Partnership") previously reported that it had signed a letter of intent in November 1998 to sell certain non-core office properties in Florida for gross proceeds of approximately $130 million. The Operating Partnership has terminated this letter of intent. Although the Operating Partnership continues to market such non-core office properties to other potential buyers, no assurance can be made that any of the properties will be sold. Non-core properties generally include single buildings that do not fit the Operating Partnership's long-term strategy.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 4, 1998


                            HIGHWOODS REALTY LIMITED PARTNERSHIP

                            By:  Highwoods Properties, Inc., its general partner

                                  By: /s/ Carman J. Liuzzo
                                     ---------------------------------------
                                     Carman J. Liuzzo
                                     Vice-President, Chief Executive Officer
                                        and Treasurer